UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                                FORM 8-K

                             CURRENT REPORT
       Pursuant to Section 13 or 15 (d) of the Securities Act of 1934



Date of Report (Date of earliest event reported)               May 23, 2005



                  CHUGACH ELECTRIC ASSOCIATION, INC.
        (Exact name of registrant as specified in its charter)



        Alaska                        33-42125                 92-0014224
(State or other jurisdiction   (Commission File Number)      (IRS Employer
     of incorporation)                                     Identification No.)


  5601 Electron Drive, Anchorage, Alaska                         99518
(Address of Principal's Executive Office                       (Zip Code)

Registrant's telephone number, including area code:         (907) 563-7494


      (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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                  Section 5 - Corporate Governance and Management

Item 5.02(b) Departure of Directors or Principal Officers; Election of
             Directors; Appointment of Principal Officers

In a letter received by the Board of Directors of Chugach Electric Association, Inc. on May 23, 2005, Chris Birch officially resigned from the Board of Directors of Chugach Electric Association, Inc. citing time demands from his new position on the Anchorage Assembly.

Chris Birch was appointed to fill a board vacancy in 1996 and re-elected to that seat in 1997, 2000 and 2003. He has served as board Secretary and President and has chaired the board's Technology committee. Mr. Birch is a professional civil engineer, licensed in Alaska since 1978 and recently retired as Director of Engineering, Environment and Planning at the Ted Stevens Anchorage International Airport. He is currently a senior engineer with Tryck Nyman Hayes, Inc.

The Board of Directors will begin the process of selecting a new board member for the Association in the near future. In the meantime, inquiries should be directed to Board Chairman Jeff Lipscomb at (907) 762-4709.






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                               SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




Date:         May 23, 2005              CHUGACH ELECTRIC ASSOCIATION, INC.




                                        By:  /s/ Evan J. Griffith
                                             Evan J. Griffith
                                             Chief Executive Officer

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